Calculation of Filing Fee Tables
S-8
Exodus Movement, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.000001 per share	457(a)	4,280,000	$ 6.63	$ 28,376,400.00	0.0001381	$ 3,918.78
Total Offering Amounts:						$ 28,376,400.00		$ 3,918.78
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,918.78
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A common stock, par value $0.000001 per share (the "Common Stock"), that may be issued pursuant to the Registrant's 2026 Stock Incentive Plan (the "2026 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's Common Stock. The "Amount Registered" represents 4,280,000 shares of Common Stock to be registered and available for grant under the 2026 Plan. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and are based on the average of the high and low sale prices of the Common Stock, as quoted on the NYSE American, on April 1, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources